UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2020

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344			31-1029810
(Commission File Number)			(IRS Employer Identification No.)

Three Limited Parkway
Columbus,	OH		43230
(Address of Principal Executive Offices)			(Zip Code)
(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
L Brands, Inc. (the "Company") is filing this Current Report on Form 8-K to provide reconciliations of certain historical financial information from its prior segment reporting structure to the new segment reporting structure described below.
In the third quarter of 2020, the Company changed its segment reporting structure as a result of leadership changes, actions taken and the ongoing efforts to separate Victoria’s Secret and Bath & Body Works into separate businesses. Going forward, the Company will have two reportable segments: Victoria’s Secret and Bath & Body Works. Accordingly, the Company will no longer report a Victoria’s Secret and Bath & Body Works International segment as these businesses are now included with their respective brand. Additionally, the Victoria’s Secret and Bath & Body Works segments now include sourcing and production functions (formerly known as Mast) and certain other corporate functions that directly support each brand. These functions were previously included within the Other category.
The Company has provided a reconciliation of net sales and operating income (loss) from the previous reporting structure to the new reporting structure for fiscal years 2018 and 2019, and year-to-date 2020 through the second quarter attached hereto as Exhibit 99.1.
The Company has also provided a reconciliation of comparable sales, net sales and operating income (loss) from the previous reporting structure to the new reporting structure for each quarterly period within fiscal years 2018 and 2019, and year-to-date 2020 through the second quarter attached hereto as Exhibit 99.2.
In addition to results provided in accordance with U.S. GAAP, the Company has provided operating income (loss) on an adjusted non-GAAP basis which removes certain special items. The Company believes that these special items are not indicative of its ongoing operations due to their size and nature. The Company uses adjusted non-GAAP financial information as key performance measures of results of operations for the purpose of evaluating performance internally. These adjusted non-GAAP measurements are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Instead, the Company believes that the presentation of adjusted non-GAAP financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, the Company's definition of adjusted non-GAAP financial information may differ from similarly titled measures used by other companies.  The special items shown on the attached exhibits are consistent with those previously reported in each respective fiscal period.  For additional information regarding the special items, please refer to the Company's periodic filings on Form 10-K and Form 10-Q.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1    Information for Fiscal Years 2018 and 2019, and year-to-date 2020
Exhibit 99.2    Quarterly Information for Fiscal Years 2018 and 2019, and year-to-date 2020
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	November 13, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer